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                                                                   EXHIBIT 4.1


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                             PARKER DRILLING COMPANY

                            and Subsidiary Guarantors

                          10 1/8% SENIOR NOTES DUE 2009
                                 ---------------

                          FIRST SUPPLEMENTAL INDENTURE

                      Dated and effective as of May 2, 2002

               Supplementing the Indenture dated as of May 2, 2002
                                 ---------------

                              JPMORGAN CHASE BANK,

                                   as Trustee
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                          FIRST SUPPLEMENTAL INDENTURE

      This First Supplemental Indenture dated and effective as of May 2, 2002 (the "First Supplemental Indenture") is made and entered into by and among Parker Drilling Company, a Delaware corporation (the "Company"), each of the parties identified under the caption "Subsidiary Guarantors" on the signature pages hereof (the "Subsidiary Guarantors"), Parker Drilling Company of Colombia Limited, a Nevada corporation, and International Equipment Leasing Company, a Nevada corporation, which are wholly owned subsidiaries of the Company (the "New Guarantors") and JPMorgan Chase Bank, a New York banking organization, as Trustee (the "Trustee").

                                    RECITALS:

      WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have executed and delivered an Indenture dated as of May 2, 2002, by and among the Company, the Subsidiary Guarantors and the Trustee (the "2002 Indenture") for the benefit of one another and for the ratable benefit of the Holders of the 10 1/8% Senior Notes due 2009, (the "Notes") and pursuant to which the Subsidiary Guarantors have agreed, jointly and severally, to unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes and all other amounts due and payable under the 2002 Indenture and the Notes by the Company; and

      WHEREAS, Section 9.01(a)(vi) of the 2002 Indenture provides that under certain conditions the Company, the Subsidiary Guarantors and the Trustee may, without the consent of any Holder of a note, amend or supplement the 2002 Indenture to add any Restricted Subsidiary as an additional Subsidiary Guarantor as provided in Section 10.02 of the 2002 Indenture; and

      WHEREAS, the Company has determined that the New Guarantors are required to be added as Subsidiary Guarantors pursuant to Section 10.02 of the 2002 Indenture; and

      WHEREAS, Section 10.02 of the 2002 Indenture provides that the following is required: (i) the execution and delivery by the New Guarantors of this First Supplemental Indenture whereby the New Guarantors agree to be bound by the terms of the 2002 Indenture as applicable to a Subsidiary Guarantor; and (ii) the execution by the New Guarantors of a Subsidiary Guarantee in the form prescribed by the 2002 Indenture; and

      WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by resolution of the board of directors of the Company and the Subsidiary Guarantors and the board of directors of each of the New Guarantors has authorized this First Supplemental Indenture and the execution of a Subsidiary Guarantee;

      WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture valid and binding upon the Company, the Subsidiary Guarantors and New Guarantors, and enforceable against the New Guarantors in accordance with its terms, have been performed and fulfilled;

      NOW, THEREFORE, in consideration of the above premises, the parties hereto mutually covenant and agree for the equal and ratable benefit of the respective Holders of the Notes, as follows:

      SECTION 1. Certain Terms Defined in the 2002 Indenture. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the 2002 Indenture.

      SECTION 2.  Additional Guarantors; Subsidiary Guarantee.

            Section 2.1. The New Guarantors, by execution and delivery of this First Supplemental Indenture, hereby agree to be bound by the terms of the 2002 Indenture as a Subsidiary Guarantor.


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            Section 2.2 Attached hereto as Exhibit A is the form of the
      Subsidiary Guarantee to be executed by each New Guarantor as prescribed by the 2002 Indenture, by which each New Guarantor agrees to guarantee the obligations of the Company under the 2002 Indenture as set forth in the Subsidiary Guarantee.

SECTION 3. Effectiveness. This First Supplemental Indenture shall become effective upon:

            (a) the execution and delivery of this First Supplemental Indenture by the Company, the Subsidiary Guarantors and the Trustee; and

            (b) the delivery by the Company to the Trustee of the Opinion of Counsel and an Officers' Certificate as required pursuant to Sections 11.04 and 11.05 of the 2002 Indenture and addressing the matters required pursuant to such sections.

SECTION 4. Particular Representations and Covenants.

            Section 4.1. Authority. The Company, the Subsidiary Guarantors and the New Guarantors are duly authorized to execute and deliver this First Supplemental Indenture, and all corporate action on their part required for the execution and delivery of this First Supplemental Indenture has been duly and effectively taken.

            Section 4.2. Correctness of Recitals. The Company and the Subsidiary Guarantors and the New Guarantors represent and warrant that all recitals and statements in this First Supplemental Indenture are true and correct.

SECTION 5.  Concerning the Trustee.

            Section 5.1 Acceptance of Trusts. The Trustee accepts the trusts hereunder and agrees to perform same, but only upon the terms and conditions set forth in the Indenture.

            Section 5.2 Responsibility for Recitals. The recitals and statements contained in this First Supplemental Indenture shall be taken as recitals and statements of the Company, the Subsidiary Guarantors and the New Guarantors and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver it.

SECTION 6.  Miscellaneous Provisions.

            Section 6.1 Counterparts. This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

            Section 6.2 Compliance with Trust Indenture Act. This First Supplemental Indenture shall be interpreted to comply in every respect with the Trust Indenture Act of 1939, as amended, (the "TIA"). If any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

            Section 6.3 Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

            Section 6.4 Binding Effect. All covenants and agreements in this First Supplemental Indenture by the Company or by any of the Subsidiary Guarantors shall bind their successors and assigns, whether so expressed or not.


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            Section 6.5 Governing Law. The internal laws of the State of New
      York shall govern and be used to construe this First Supplemental
      Indenture.

            Section 6.6 Continuation of 2002 Indenture. Except as amended by this First Supplemental Indenture, the terms and conditions of the 2002 Indenture shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

                                    PARKER DRILLING COMPANY

                                    By:
                                          ------------------------------------
                                    Name:  James J. Davis
                                    Title: Sr. Vice President-Finance and
                                           Chief Financial Officer

                                    JPMORGAN CHASE BANK, as Trustee

                                    By:
                                          ------------------------------------
                                    Name:
                                    Title:

                                    SUBSIDIARY GUARANTORS :

                                    Parker Drilling Company of Oklahoma,
                                    Incorporated
                                    Parker Drilling Company Limited (Nevada)
                                    Parker Drilling Company Limited (Oklahoma)
                                    Choctaw International Rig Corp.
                                    Parker Drilling Company of New Guinea,
                                    Inc.
                                    Parker Drilling Company North America, Inc.
                                    Parker-VSE, Inc. (formerly Vance Systems
                                    Engineering, Inc.)
                                    DGH, Inc.
                                    Parker Drilling Company International
                                    Limited
                                    Parker USA Drilling Company (formerly
                                    Parcan Limited)
                                    Parker Technology, Inc.
                                    Parker Drilling U.S.A. Ltd.
                                    Parker Drilling Offshore Corporation
                                    (formerly Hercules
                                    Offshore Corporation)
                                    Parker Drilling Offshore International, Inc.
                                    Anachoreta, Inc.
                                    Pardril, Inc.
                                    Parker Aviation, Inc.
                                    Parker Drilling (Kazakstan), Ltd.
                                    Parker Drilling Company of Niger
                                    Parker North America Operations, Inc.
                                    Selective Drilling Corporation
                                    Universal Rig Service Corp.
                                    Creek International Rig Corp.

                                    By:
                                       ---------------------------------------
                                    Name: David W. Tucker
                                    Its:  Vice President & Treasurer


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                                    Parker Technology, L.L.C.

                                    By:
                                       ---------------------------------------
                                    Name: David W. Tucker
                                    Its:  Vice President & Manager

                                    Parker Drilling Offshore USA, L.L.C.
                                    (formerly Mallard Bay Drilling, L.L.C.)

                                    By:
                                       ---------------------------------------
                                    Name: David W. Tucker
                                    Its:  Treasurer & Manager

                                    Parker Drilling Management Services, Inc.

                                    By:
                                       ---------------------------------------
                                    Name: David W. Tucker
                                    Its:  President

                                    Quail Tools, L.LP.

                                    By:
                                       ---------------------------------------
                                    Name: James J. Davis
                                    Its:  Vice President & Treasurer

                                    NEW GUARANTORS:

                                    Parker Drilling Company of Colombia Limited

                                    By:
                                        ----------------------------------------
                                    Name:
                                    Its:

                                    International Equipment Leasing Company

                                    By:
                                        ----------------------------------------
                                    Name: David W. Tucker
                                    Its:  Vice President & Treasurer


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